Exhibit 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement on Form S-8 for the VSB Bancorp, Inc. 2004 Directors Stock Option Plan of our report dated February 16, 2006, appearing in the Annual Report on Form 10-KSB of VSB Bancorp, Inc. for the year ended December 31, 2005.




                                        /s/ Crowe Chizek and Company LLC

Livingston, New Jersey
March 24, 2006